Exhibit 10.6
JO-ANN STORES, INC.
(formerly Fabri-Centers of America, Inc.)
1998 INCENTIVE COMPENSATION PLAN AS AMENDED
As amended by the Compensation Committee of the Board of Directors
November 13, 2007
1. Purpose
          The purpose of this Plan is enable the Company to attract and retain qualified employees and outside Directors, to provide incentives, and to reward performance. To achieve this purpose, this Plan provides the authority to grant Awards payable in Shares, in cash, or in a combination of Shares and cash.
2. Definitions
          (a) “Affiliate and Associate” - These terms have the meanings given to them in Rule 12b-2 under the Exchange Act.
          (b) “Award” - A grant of Stock Appreciation Rights, Stock Awards, Stock Options, Stock Purchase Rights, Incentive Compensation Awards, or other incentives under this Plan.
          (c) “Board of Directors” - The Board of Directors of the Company.
          (d) “Change in Control” - A “Change of Control” will be deemed to occur if at any time after the date of the adoption of this Plan:
          (i) Any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan or employee share ownership plan of the Company or any Subsidiary of the Company, or any Person organized, appointed, or established by the Company or any Subsidiary of the Company for or pursuant to the terms of any such plan), alone or together with any of its Affiliates or Associates, becomes the Beneficial Owner of securities of the Company having 20% or more of the voting power of the Company. For purposes of this Section 2(d)(i), the terms “Beneficial Owner” and “Person” have the meanings given to them in the Rights Agreement, dated October 22, 1990, between the Company and Harris Bank and Trust, as Rights Agent, as amended or restated from time to time (the “Rights Agreement”), or in any rights agreement or similar agreement that replaces or supersedes the Rights Agreement.
          (ii) At any time during a period of 24 consecutive months, individuals who were Directors at the beginning of the period no longer constitute a majority of the members of the Board of Directors unless the election, or the nomination for election by the Company’s shareholders, of each Director who was not a Director at the beginning of the period is approved by at least a majority of the Directors who are in office at the time of the election or nomination and were Directors at the beginning of the period.
          (iii) The Company is merged, consolidated, or reorganized into or with another Person and, as a result of the merger, consolidation, or reorganization, securities having less than a majority of the voting power of such Person in the election of Directors outstanding immediately after the merger, consolidation, or reorganization are held by the holders of securities of the Company entitled to vote generally in the election of directors outstanding immediately prior to the merger, consolidation, or reorganization.
          (e) “Class A Shares” - Class A Common Shares, without par value, of the Company or any equity security or securities of the Company that are issued in substitution or exchange therefor in a recapitalization of the Company.
          (f) “Class B Shares” - Class B Common Shares, without par value, of the Company or any equity security or securities of the Company that are issued in substitution or exchange therefor in a recapitalization of the Company.
          (g) “Code” - The Internal Revenue Code of 1986, or any law that supersedes or replaces it, as amended from time to time.
          (h) “Committee” - The Compensation Committee of the Board of Directors, or any other committee of the Board of Directors that the Board of Directors authorizes to administer this Plan.
          (i) “Company” – Jo-Ann Stores, Inc. (formerly Fabri-Centers of America, Inc.), an Ohio corporation.
          (j) “Covered Employees” - An officer of the Company whose compensation is subject to the $1,000,000 limit on deductibility under Section 162(m) of the Code, or any provision that supersedes or replaces Section 162(m) of the Code, as amended from time to time.
          (k) “Director” - A director of the Company.
          (l) “Exchange Act” - Securities Exchange Act of 1934, and any law that supersedes or replaces it, as amended from time to time.
          (m) “Fair Market Value” of Shares — The value of Shares determined by the Committee, or pursuant to rules established by the Committee, on a basis consistent with regulations under the Code.

          (n) “Incentive Compensation Award” - This term has the meaning given to it in Section 6(a)(iv).
          (o) “Incentive Stock Option” - A Stock Option that meets the requirements of Section 422 of the Code, or any provision that supersedes or replaces Section 422 of the Code, as amended from time to time.
          (p) “Participant” - Any person to whom an Award has been granted under this Plan.
          (q) “Performance Criteria” - This term has the meaning given to it in Section 7(b).
          (r) “Performance Goal” - This term has the meaning given to it in Section 7(a).
          (s) “Restricted Stock” - An Award of Shares that are subject to restrictions or risk of forfeiture.
          (t) “Rule 16b-3” - Rule 16b-3 under the Exchange Act, or any rule that supersedes or replaces it, as amended from time to time.
          (u) “Shares” - Class A Shares or Class B Shares, as the case may be.
          (v) “Stock Appreciation Right” - This term has the meaning given to it in Section 6(a)(i).
          (w) “Stock Award” - This term has the meaning given to it in Section 6(a)(ii).
          (x) “Stock Equivalent Unit” - An Award that is valued by reference to the Fair Market Value of Shares.
          (y) “Stock Option” - This term has the meaning given to it in Section 6(a)(iii).
          (z) “Stock Purchase Right” - A right to participate in a stock purchase program, including but not limited to a stock purchase program that meets the requirements of Section 423 of the Code.
          (aa) “Subsidiary” - A corporation, limited liability company, business trust, partnership, joint venture, or other organization of which securities having a majority of the voting power are owned, directly or indirectly, by the Company.
3. Eligibility
          All outside Directors and employees of the Company or any of its Subsidiaries will be eligible to receive Awards.

4. Administration
          (a) Committee. Subject to Sections 4(b) and 4(c), this Plan will be administered by the Committee. The Committee will, subject to the terms of this Plan, have the authority to: (i) select the eligible Directors and employees who will receive Awards, (ii) determine the number and types of Awards to be granted, (iii) determine the terms, conditions, vesting periods, and restrictions applicable to the Awards, (iv) establish Performance Goals for performance-based Awards, (v) prescribe the forms of any notices, agreements, or other instruments relating to the Awards, (vi) grant the Awards, (vii) adopt, alter, and repeal rules governing this Plan, (viii) interpret the terms and provisions of this Plan and any Awards granted under this Plan, and (ix) otherwise supervise the administration of this Plan. All decisions by the Committee will be made with the approval of not less than a majority of its members.
          (b) Awards Subject to Section 16(b) of the Exchange Act. Notwithstanding the provisions of Section 4(a), if any member of the Committee does not qualify as a “Non-Employee Director” within the meaning of Rule 16b-3, the “Committee” will, for purposes of making any Award that (i) constitutes a “purchase” of securities within the meaning of Section 16(b) of the Exchange Act by an individual who is subject to potential liability under Section 16(b) of the Exchange Act and (ii) does not otherwise qualify for an exemption under Rule 16b-3, be deemed to consist only of those members of the Committee who qualify as such Non-Employee Directors.
          (c) Awards Subject to Section 162(m) of the Code. Notwithstanding the provisions of Section 4(b), if any member of the Committee does not qualify as an “outside director” within the meaning of Section 162(m) of the Code, the “Committee” will, for purposes of making any performance-based Awards to Covered Employees, be deemed to consist only of those members who qualify as such outside directors.
          (d) Delegation. The Committee may delegate any of its authority to any other Person or Persons that it deems appropriate, provided the delegation does not (i) cause this Plan, or any Awards granted under this Plan, to fail to qualify for the exemption provided by Rule 16b-3 or (ii) result in a reduction in the amount of compensation associated with any Award that is deductible for federal income tax purposes under Section 162(m) of the Code.
          (e) Decisions Final. All decisions by the Committee, and by any other person or persons to whom the Committee has delegated authority, will be final and binding on all persons.
5. Shares Available under Plan; Limitations on Incentive
          (a) Maximum Aggregate Number of Shares. Subject to Sections 5(c) and 5(d), the total number of Shares (whether Class A Shares, Class B Shares, or a combination of Class A Shares and Class B Shares) subject to Awards (other than Stock Purchase Rights meeting the requirements of Section 423 of the Code) granted in any fiscal year of the Company may not exceed the sum of (i) four percent (4%) of the number of Shares (including both Class A Shares and Class B Shares) outstanding at the beginning of the fiscal year and (ii) for each of the two prior fiscal years, the excess of four percent (4%) of the number of Shares outstanding at the beginning of each such fiscal year over the number of Shares subject to Awards actually granted in each such fiscal year. With respect to Stock Purchase Rights meeting the requirements of Section 423 of the Code granted during any fiscal year, the total number of shares subject to Stock Purchase Rights granted in any fiscal year may not exceed 1,000,000. The maximum number of Shares that may be issued or delivered upon exercise of Incentive Stock Options granted under this Plan is 1,000,000. Shares issued or delivered under this Plan may consist of authorized and unissued shares, treasury shares, or shares to be purchased by the Company, as determined by the Committee.
          (b) Maximum Number of Shares and Amount of Incentive Compensation Award for Each Participant. Subject to Sections 5(c) and 5(d), the number of Shares subject to Awards granted to any Participant, and the amount of any Incentive Compensation Award payable in cash to any Participant, may not exceed:
          (i) With respect to Stock Options (other than Incentive Stock Options), 500,000 Shares in any fiscal year of the Company. If the exercise price of any Stock Option granted to the Participant in that fiscal year is less than the Fair Market Value of the Shares subject to the Stock Option at the date of grant, then, with respect to all Stock Options granted to the Participant in that fiscal year, the aggregate amount of the excess of (A) the Fair Market Value of the Shares subject to the Stock Options at the dates of grant over (B) the respective exercise prices may not exceed $1,000,000.
          (ii) With respect to Stock Appreciation Rights, 100,000 Shares in any fiscal year of the Company.
          (iii) With respect to Incentive Stock Options, the aggregate Fair Market Value (determined as of the time the Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options may be exercisable for the first time by any Participant in any calendar year may not exceed $100,000 or such other maximum amount as may be permitted by the Code.
          (iv) With respect to Restricted Stock, in any fiscal year of the Company, the number of Shares granted may not exceed 100,000 on the date of hire and 50,000 otherwise in any fiscal year of the Company.
          (v) With respect to Stock Awards other than Stock Options and Restricted Stock, 100,000 Shares in any fiscal year of the Company.
          (vi) With respect to Incentive Compensation Awards payable in cash, the lesser of $1,000,000 or 150% of annual base salary in respect to any fiscal year of the Company.

          (c) Charging of Shares. Shares subject to an Award that is forfeited, terminated, canceled, or surrendered without having been exercised (other than (i) Shares subject to a Stock Option that is canceled upon the exercise of a related Stock Appreciation Right and (ii) Shares subject to an Award that is surrendered in payment of the exercise price of a Stock Option or a Stock Purchase Right or in payment of taxes associated with an Award) will again be available for grant under this Plan, without reducing the number of Shares that may be subject to Awards or that are available for the grant of Awards in any fiscal year. The assumption of awards granted by an organization acquired by the Company, or the grant of Awards under this Plan in substitution for any such awards, will not reduce the number of Shares available for the grant of Awards under this Plan. Stock Equivalent Units that represent deferred compensation, and Shares issued in payment of deferred compensation, will not reduce the number of Shares that may be subject to Awards or that are available for the grant of Awards under the Plan or to any Participant in any fiscal year, except to the extent of matching or other related grants by the Company or any discount in the price used to convert the deferred compensation into Stock Equivalent Units or Shares.
          (d) Adjustment. In the event of any change in the Shares by reason of a merger, consolidation, reorganization, recapitalization, or similar transaction, or in the event of a stock dividend, stock split, distribution to shareholders (other than normal cash dividends), or rights offering or similar sale of Shares for less than their Fair Market Value at the time of sale, the Committee will adjust the number and class of shares that may be issued under this Plan, the number and class of shares that may be issued to any Participant in any fiscal year, the number and class of shares subject to outstanding Awards, the exercise price applicable to outstanding Awards, and any value determinations applicable to outstanding Awards.
6. Awards
          (a) Types of Awards. Awards may include, but are not limited to, the following:
          (i) Stock Appreciation Right - A right to receive a payment, in cash or Shares, equal to the excess of (A) the Fair Market Value of a specified number of Shares on the date the right is exercised over (B) the Fair Market Value of the Shares on the date the right is granted, all as determined by the Committee. The right may be conditioned upon the occurrence of certain events, such as a Change in Control of the Company, or may be unconditional, as determined by the Committee.
          (ii) Stock Award - An Award that is made in Shares, Restricted Stock, or Stock Equivalent Units.
          (iii) Stock Option - A right to purchase a specified number of Shares, during a specified period, and at a specified exercise price, all as determined by the Committee. A Stock Option may be an Incentive Stock Option or a Stock

Option that does not qualify as an Incentive Stock Option. In addition to the terms, conditions, vesting periods, and restrictions established by the Committee, Incentive Stock Options must comply with the requirements of Section 422 of the Code. The exercise price of Incentive Stock Options granted to any Participants, and the exercise price of any Stock Options granted to Covered Employees, may not be less than the Fair Market Value of the Shares subject to the Stock Option on the date of grant.
          (iv) Incentive Compensation Award - An Award that, in the discretion of the Committee, is payable either in Shares or in cash and is contingent upon the achievement of Performance Goals established by the Committee.
          (v) Stock Purchase Right - A right to participate in a stock purchase program, including but not limited to a stock purchase program that meets the requirements of Section 423 of the Code.
          Among other requirements, Section 423 currently provides that (A) only employees of the Company, or of any direct or indirect subsidiary of the Company designated by the Committee, may receive Stock Purchase Rights that qualify under Section 423 (“Section 423 Rights”), (B) Section 423 Rights may not be granted to any Participant who, immediately after the Section 423 Rights are granted, owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of the Company, (C) Section 423 Rights must be granted to all employees of the Company, and of any direct or indirect subsidiary of the Company designated by the Compensation Committee, except that there may be excluded (1) employees who have been employed less than two years, (2) employees whose customary employment is 20 hours or less per week, (3) employees whose customary employment is for not more than five months in any calendar year, and (4) highly compensated employees (within the meaning of Section 414(q) of the Code), (D) all employees granted Section 423 Rights must have the same rights and privileges, except that the number of Shares that may be purchased by any employee upon exercise of Section 423 Rights may bear a uniform relationship to the total compensation, or the basic or regular rate of compensation, of the employee, (E) the exercise price of Section 423 Rights may not be less than the lesser of (1) eighty five percent (85%) of the Fair Market Value of the Shares at the time Section 423 Rights are granted, or (2) eighty five percent (85%) of the Fair Market Value of the Shares at the time the Section 423 Rights are exercised; (F) Section 423 Rights cannot be exercised after the expiration of 27 months from the date the Section 423 Rights are granted, and (G) no employee may be granted Section 423 Rights, under this Plan and any other plans of the Company and its subsidiaries, that permit the purchase of Shares with a Fair Market Value of more than $25,000 (determined at the time the Section 423 Rights are granted) in any calendar year.
          (b) Grant of Awards. More than one Award may be granted to the same Participant. Awards may be granted singly or in combination or tandem with other

Awards. The Company may assume awards granted by an organization acquired by the Company or may grant Awards in replacement of, or in substitution for, any such awards.
7. Performance-Based Awards under Section 162(m) of the Code
          (a) Selection of Participants and Establishment of Performance Goals. The Committee will determine the period of time during which any Award that is performance-based for purposes of Section 162(m) of the Code may be earned. The Committee will also establish, not later than 90 days after the commencement of the award period (or such earlier or later date as may be the applicable deadline for the Award to be performance-based for purposes of Section 162(m) of the Code), one or more performance objectives (“Performance Goals”) to be met by the Company, or by one or more of its Subsidiaries or other business units, as a condition to the payment of the Award. The Performance Goals may, in the discretion of the Committee, include a range of performance objectives (such as minimum, middle, and maximum objectives) the achievement of which will entitle Participants to receive different amounts of compensation.
          (b) Performance Criteria. The Performance Goals will be based on one or more of the following criteria (“Performance Criteria”): sales, earnings, earnings per Share, return on equity, completion of acquisitions or other projects, and market price per Share. These Performance Criteria may be measured before or after taxes, interest, depreciation, amortization, discontinued operations, affect of accounting changes, acquisition expenses, restructuring expenses, non-operating items, or usual charges, as determined by the Committee at the time the Performance Goals are established.
8. Deferral of Payment
          The Committee may, in its discretion, permit Participants to defer the payment of some or all of the Shares or cash subject to their Awards, as well as other compensation or fees, in accordance with procedures established by the Committee to assure that the recognition of taxable income is deferred under the Code. Deferred amounts may, to the extent permitted by the Committee, be credited as cash or Stock Equivalent Units and paid in cash or in Shares. The Committee may also, in its discretion, establish rules and procedures for the crediting of interest on deferred cash and dividend equivalents on Stock Equivalent Units. The Committee may also, in its discretion, provide for matching or other grants in connection with such deferrals.

9. Payment of Exercise Price
          (a) Manner of Payment. The exercise price of a Stock Option (other than an Incentive Stock Option), a Stock Purchase Right, and any other Stock Award for which the Committee has established an exercise price may be paid in cash, by the transfer of Shares, by the surrender of all or part of an Award (including the Award being exercised), or by a combination of these methods, as and to the extent permitted by the Committee. The exercise price of an Incentive Stock Option may be paid in cash, by the transfer of Shares, or by a combination of these methods, as and to the extent permitted by the Committee at the time of grant, but may not be paid by the surrender of all or part of an Award. The Committee may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purpose of this Plan, including loans by the Company.
          (b) Use of Restricted Stock. In the event shares of Restricted Stock are used to pay the exercise price of a Stock Option or a Stock Purchase Right, a number of the Shares issued upon the exercise of the Stock Option or Stock Purchase Right equal to the number of shares of Restricted Stock used to pay the exercise price will be subject to the same restrictions as the Restricted Stock.
10. Taxes Associated with Award
          Prior to the payment of an Award, the Company may withhold, or require a Participant to remit to the Company, an amount sufficient to pay any federal, state, and local taxes associated with the Award. The Committee may, in its discretion and subject to such rules as the Committee may adopt, permit a Participant to pay any or all taxes associated with the Award (other than an Incentive Stock Option) in cash, by the transfer of Shares, by the surrender of all or part of an Award (including the Award being exercised), or by a combination of these methods. The Committee may permit a Participant to pay any or all taxes associated with an Incentive Stock Option in cash, by the transfer of Shares, or by a combination of these methods, but not by the surrender of all or part of an Award.
11. Termination of Employment
          If the employment of a Participant terminates for any reason, all unexercised, deferred, and unpaid Awards may be exercisable or paid only in accordance with rules established by the Committee.
12. Termination of Awards under Certain Conditions
          The Committee may cancel any unexpired, unpaid, or deferred Award at any time if the Participant is not in compliance with all applicable provisions of this Plan or with the terms or conditions of the Award or if the Participant, without the prior written consent of the Company, engages in any of the following activities:

          (i) Renders services to an organization, or engages in a business, that is, in the judgment of the Committee, in competition with the Company.
          (ii) Discloses to anyone outside of the Company, or uses for any purpose other than the Company’s business, any confidential information or material relating to the Company, whether acquired by the Participant during or after employment with the Company.
          The Committee may, in its discretion and as a condition to the exercise of an Award, require a Participant to acknowledge in writing that he or she is in compliance with all applicable provisions of this Plan and with the terms and conditions of the Award and has not engaged in any activities referred to in clauses (i) and (ii) above.
13. Change in Control; Acquisition of the Company
          (a) Change in Control. In the event of a Change in Control of the Company, unless otherwise determined by the Committee, (i) all Stock Appreciation Rights, Stock Options, and Stock Purchase Rights then outstanding will become fully exercisable as of the date of the Change in Control, (ii) all restrictions and conditions applicable to Restricted Stock and other Stock Awards will be deemed to have been satisfied as of the date of the Change in Control, and (iii) all Incentive Compensation Awards will be deemed to have been fully earned as of the date of the Change in Control; provided, however, that solely with respect to stock equivalent units, a Change in Control shall be deemed to have occurred in the event of one of the following events after December 31, 2004:
     (A) any one person, or more than one person acting as a group, acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company;
     (B) a majority of members of the Company’s board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s board of directors before the date of the appointment or election; or
     (C) any one person, or more than one person acting as a group, acquires (or has acquired during a 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions.
          (b) Acquisition of the Company. With respect to Stock Options and any other Awards that entitled Participants to receive Shares, in the event of an acquisition of the Company in which the holders of Shares receive other securities or cash in exchange for their Shares, the

Committee may, in its discretion, arrange for (1) the grant by the acquiror of substitute Stock Options or Awards that entitle Participants to receive, in lieu of the Shares they otherwise would be entitled to receive, of the securities or cash for which the Shares would have been exchanged in the acquisition or (2) the cancellation of the Stock Options and other Awards in consideration of the securities or cash for which the Shares would have been exchanged in the acquisition, net of any exercise price.
14. Amendment or Suspension of this Plan; Amendment of Outstanding Awards
          (a) Amendment or Suspension of this Plan. The Board of Directors may amend or suspend this Plan at any time. Shareholder approval for any such amendment will be required only to the extent necessary to preserve the deductibility of compensation associated with any Award for federal income tax purposes under Section 162(m) of the Code.
          (b) Amendment of Outstanding Awards. The Committee may, in its discretion, amend the terms of any Award, prospectively or retroactively, but no such amendment may, except as provided in Section 13(b), impair the rights of any Participant without his or her consent. The Committee may, in whole or in part, waive any restrictions or conditions applicable to, or accelerate the vesting of, any Award.
15. Nonassignability
          Unless otherwise determined by the Committee, (i) no Award granted under this Plan may be transferred or assigned by the Participant to whom it is granted other than by will, pursuant to the laws of descent and distribution, or (except in the case of an Incentive Stock Option) pursuant to a qualified domestic relations order and (ii) an Award granted under this Plan may be exercised, during the Participant’s lifetime, only by the Participant or by the Participant’s guardian or legal representative.
16. Governing Law
          The interpretation, validity, and enforcement of this Plan will, to the extent not otherwise governed by the Code or the securities laws of the United States, be governed by the law of the State of Ohio.
17. Rights of Employees
          Nothing in this Plan will confer upon any Participant the right to continued employment by the Company or limit in any way the Company’s right to terminate any Participant’s employment at will.

18. Effective and Termination Dates
          (a) Effective Date. This Plan will become effective on the date it is approved by the holders of a majority of the Shares then outstanding.
          (b) Termination Date. This Plan will continue in effect until June 3, 2008.